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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                 Date of earliest event reported: July 5, 2005,


                                    QLT INC.
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               (Exact Name of Registrant as Specified in Charter)


  British Columbia, Canada             000-17082                    N/A
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(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


             887 Great Northern Way, Vancouver, B.C. Canada, V5T 4T5
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               (Address of Principal Executive Offices) (Zip Code)


                                 (604) 707-7000
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              (Registrant's telephone number, including area code)


                                 Not Applicable
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.02   TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

     On July 5, 2005, QLT Inc. ("QLT") and Astellas US LLC ("Astellas"), a successor to Fujisawa Healthcare, Inc., announced that QLT acquired all rights to Aczone(TM) gel for the treatment of inflammatory and non-inflammatory acne. During the ongoing labeling discussions with the U.S. Food and Drug Administration concerning Aczone and related business discussions between QLT and Astellas, it was decided that Aczone had a greater potential to be a more significant and strategic commercial opportunity for QLT than Astellas. Accordingly, on July 5, 2005, QLT USA, Inc. ("QLT USA"), a Delaware corporation and wholly-owned subsidiary of QLT, entered into a termination agreement with Astellas (the "Termination Agreement"), which terminated the Collaboration, License and Supply Agreement, dated as of October 15, 2001, by and between QLT USA and Astellas, as amended on July 6, 2004 and November 2, 2004 (the "Collaboration Agreement"). The termination of the Collaboration Agreement is effective as of July 5, 2005.

     Under the Collaboration Agreement, Astellas was QLT's collaborative partner for the development and commercialization of Aczone in North America. The Collaboration Agreement granted Astellas the exclusive North American marketing and distribution rights for Aczone. Upon commercialization, QLT was to manufacture Aczone and was to receive from Astellas a transfer price as well as a royalty on sales of Aczone. The Collaboration Agreement also called for the co-development of additional indications for the topical use of dapsone (which is an active ingredient in Aczone) for which Astellas was responsible for a significant portion of the research and development costs.

     Pursuant to the Termination Agreement, QLT has acquired full marketing rights to the Aczone gel in the United States, Canada and Mexico giving QLT the worldwide rights to Aczone. The Termination Agreement also calls for all governmental approvals, regulatory files, product development materials, marketing materials and other related resources to be transferred from Astellas to QLT within certain specified time periods from July 5, 2005. Under the terms of the Termination Agreement, both QLT USA and Astellas have released the other party and its affiliates from all future payment obligations and other duties, liabilities and claims arising from or pursuant to the Collaboration Agreement.

     There were no material early termination penalties incurred by QLT or QLT USA. There was no payment by either QLT or Astellas in connection with the termination of the Collaboration Agreement.

     Astellas Pharma Europe Limited (formerly Yamanouchi UK Limited), an affiliate of Astellas, continues to be the pan-European marketing partner for Eligard(R), QLT USA's product for the treatment of prostate cancer, pursuant to an agreement entered into in January 2004 among QLT USA, Medigene AG and Astellas Pharma Europe Limited.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    QLT INC.
                                    (Registrant)


                                    By: /s/  Paul J. Hastings
                                        --------------------------------------
                                        Paul J. Hastings
                                        President and Chief Executive Officer


Dated:  July 11, 2005